    As filed with the Securities and Exchange Commission on August 10, 2000
                                                     Registration No. 333-
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------
                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                         Spinnaker Exploration Company
            (Exact name of registrant as specified in its charter)

         Delaware                    1311                   76-0560101
     (State or other     (Primary Standard Industrial    (I.R.S. Employer
       jurisdiction       Classification Code Number)   Identification No.)
   of incorporation or
      organization)

                         1200 Smith Street, Suite 800
                             Houston, Texas 77002
                                (713) 759-1770
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              James M. Alexander
             Vice President, Chief Financial Officer and Secretary
                         Spinnaker Exploration Company
                         1200 Smith Street, Suite 800
                             Houston, Texas 77002
                                (713) 759-1770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
                                  Copies to:
           Scott N. Wulfe                           Walter J. Smith
       Vinson & Elkins L.L.P.                     Baker Botts L.L.P.
       2300 First City Tower                     3000 One Shell Plaza
            1001 Fannin                              910 Louisiana
     Houston, Texas 77002-6760                   Houston, Texas 77002
           (713) 758-2222                           (713) 229-1234

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If any of the securities registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-41626

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                               Proposed
 Title of each class of                    maximum offering  Proposed maximum
    securities to be       Amount to be        price per         aggregate         Amount of
       registered           registered         share(2)      offering price(2) registration fee
-----------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share.........   1,000,000(1)         $26.25          $26,250,000         $6,930
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
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(1) Includes 100,000 shares of common stock issuable upon exercise of the underwriters' over-allotment option.
(2) Based upon the public offering price.

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

                                EXPLANATORY NOTE

   This Registration Statement is being filed with respect to the registration of additional shares of the common stock, $.01 par value per share, of Spinnaker Exploration Company, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (Registration No. 333-41626) are incorporated in this Registration Statement by reference.

   The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                 CERTIFICATION

   The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on August 11, 2000), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by the bank during regular business hours on August 11, 2000.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of August, 2000.

                                          SPINNAKER EXPLORATION COMPANY

                                                  /s/ Roger L. Jarvis
                                          By: _________________________________
                                                   Name: Roger L. Jarvis
                                               Title: Chairman, President and
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 10th day of August, 2000.

                 Signature                                     Title
                 ---------                                     -----

          /s/ Roger L. Jarvis               Chairman, President and Chief Executive
___________________________________________  Officer and Director (Principal Executive
              Roger L. Jarvis                Officer)

         /s/ James M. Alexander             Vice President, Chief Financial Officer and
___________________________________________  Secretary (Principal Financial Officer)
            James M. Alexander

         /s/ Jeffrey C. Zaruba              Treasurer (Principal Accounting Officer)
___________________________________________
             Jeffrey C. Zaruba

                     *                      Director
___________________________________________
              Bjarte Bruheim

                     *                      Director
___________________________________________
            Sheldon R. Erikson

                     *                      Director
___________________________________________
             Jeffrey A. Harris

                     *                      Director
___________________________________________
            Michael E. McMahon

                     *                      Director
___________________________________________
             Reidar Michaelsen

                     *                      Director
___________________________________________
             Howard H. Newman

       /s/ James M. Alexander
*By: ________________________________
         James M. Alexander
         as attorney-in-fact

                               INDEX TO EXHIBITS


    +1.1  --Form of Underwriting Agreement

     3.1 --Certificate of Incorporation of Spinnaker, as amended (incorporated by reference to Exhibit 3.1 to Spinnaker's Registration Statement on Form S-1 (Commission File No. 333-83093))

     3.2  --Restated Bylaws of Spinnaker (incorporated by reference to Exhibit
           3.2 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    +4.1  --Specimen Common Stock certificate

    *5.1  --Opinion of Vinson & Elkins L.L.P.
    10.1  --Second Amended and Restated Data Contribution Agreement between
           Petroleum Geo-Services ASA, Seismic Energy Holdings, Inc., Spinnaker
           Exploration Company, L.L.C. and Spinnaker dated June 30, 1999
           (incorporated by reference to Exhibit 10.1 to Spinnaker's
           Registration Statement on Form S-1 (Commission File No. 333-83093))

    10.2 --Amended and Restated 1998 Spinnaker Stock Option Plan (incorporated by reference to Exhibit 10.2 to Spinnaker's Registration Statement on Form S-1 (Commission File No. 333-83093))

    10.3  --Amended and Restated Stockholders Agreement by and among Spinnaker,
           Warburg, Pincus Ventures, Petroleum Geo-Services, Roger L. Jarvis,
           James M. Alexander, William D. Hubbard, Kelly M. Barnes and certain other stockholders of Spinnaker (including the Registration Rights
           Agreement as Exhibit A to the Stockholders Agreement) (incorporated by reference to Exhibit 10.3 to Spinnaker's Registration Statement on Form S-1 (Commission File No. 333-83093))

  10.3.1 --First Amendment to the Amended and Restated Stockholders Agreement by and among Spinnaker, Warburg, Pincus Ventures, Petroleum Geo-
           Services, Roger L. Jarvis, James M. Alexander, William D. Hubbard,
           Kelly M. Barnes and certain other stockholders of Spinnaker
           (incorporated by reference to Exhibit 10.3.1 to Spinnaker's
           Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

    10.4 --Second Amended and Restated Credit Agreement for a $75.0 million credit facility among Spinnaker, Credit Suisse First Boston and TD
           Securities (USA) Inc. dated July 20, 2000 (incorporated by reference to Exhibit 10.4 to Spinnaker's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)
   +10.5  --Form of Lock-Up Agreement

    10.6  --Employment Agreement between Spinnaker and Roger L. Jarvis dated
           December 20, 1996, as amended (incorporated by reference to Exhibit
           10.6 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.7  --Employment Agreement between Spinnaker and James M. Alexander dated
           December 20, 1996, as amended (incorporated by reference to Exhibit
           10.7 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.8  --Employment Agreement between Spinnaker and William D. Hubbard dated
           February 24, 1997, as amended (incorporated by reference to Exhibit
           10.8 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.9  --Employment Agreement between Spinnaker and Kelly M. Barnes dated
           February 24, 1997, as amended (incorporated by reference to Exhibit
           10.9 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.10 --1999 Spinnaker Stock Incentive Plan (incorporated by reference to
           Exhibit 10.10 to Spinnaker's Registration Statement on Form S-1
           (Commission File No. 333-83093))

    10.11 --1999 Spinnaker Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to Spinnaker's Registration Statement on
           Form S-1 (Commission File No. 333-83093))

  10.12 --Form of Indemnification Agreement (incorporated by reference to
         Exhibit 10.12 to Spinnaker's Registration Statement on Form S-1
         (Commission File No. 333-83093))

  10.13 --Adjunct Stock Option Plan (incorporated by reference to Exhibit 4.3 to Spinnaker's Registration Statement on Form S-8 (Commission File No.
         333-36592))

  21.1 --Subsidiaries of Spinnaker Exploration Company (incorporated by reference to Exhibit 21.1 to Spinnaker's Registration Statement on
         Form S-1 (Commission File No. 333-83093))

 *23.1  --Consent of Arthur Andersen LLP

 *23.2  --Consent of Ryder Scott Company, L.P.

 *23.3  --Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

 +24.1  --Power of Attorney

--------
*  Filed herewith.
+ Incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-41626).